                                                       Registration No. ________

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                           VISIGENIC SOFTWARE, INC.
                           ------------------------
            (Exact name of registrant as specified in its charter)

              Delaware                                94-3173927
 --------------------------------------  --------------------------------------
     (State or other jurisdiction        (I.R.S. employer identification no.)
  of incorporation or organization)

                   951 Mariner's Island Boulevard, Suite 120
                         San Mateo, California  94404
               -------------------------------------------------
             (Address of principal executive offices)  (Zip code)

                           VISIGENIC SOFTWARE, INC.
                            1995 Stock Option Plan
                   -----------------------------------------
                           (Full title of the plan)

                               Kevin C. Eichler
                          Vice President, Operations,
                           Chief Financial Officer,
                           Treasurer, and Secretary
                           Visigenic Software, Inc.
                   951 Mariner's Island Boulevard, Suite 120
                         San Mateo, California  94404
               -------------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (650) 286-1900.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

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
                                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                       Proposed maximum         Proposed maximum
Title of Securities     Amount to be   offering price per      aggregate offering         Amount of
to be registered/1/      registered        share/2/                 price/2/           registration fee
--------------------------------------------------------------------------------------------------------

1995 Stock Option Plan
----------------------
Common Stock                    869,825          $ 8.18               $ 7,115,168.50
Par Value $0.001                630,175          $ 6.875              $ 4,332,453.13


TOTALS                        1,500,000                               $11,447,621.63            $3,468.98

_____________________________

/1/  The securities to be registered include options to acquire such Common
Stock.

/2/  Estimated pursuant to Rule 457 solely for purposes of calculating the
registration fee.   As to shares subject to outstanding but unexercised options under the Visigenic Software, Inc. 1995 Stock Option Plan (the "1995 Stock Option Plan"), the price is based upon the average weighted exercise price. As to the remaining shares under the 1995 Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on October 13, 1997, as reported on the National Association of Securities Dealers Automated Quotations System.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

     Visigenic Software, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended March 31, 1997, as filed with the Securities and Exchange Commission on June 11, 1997.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
------   -------------------------

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

     Legal Opinion.  The validity of the shares of Common Stock to be offered
     -------------
hereunder has been passed upon for the Company by Gray Cary Ware & Freidenrich, A Professional Corporation. As of October 1, 1997, certain attorneys of Gray Cary Ware & Freidenrich, A Professional Corporation, owned 30,325 shares of the Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers
------   -----------------------------------------

     Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission.

The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

     Pursuant to the provisions of the Delaware General Corporation Law, the Company has adopted provisions in its Restated Certificate of Incorporation which provide that directors of the Company shall not be personally liable for monetary damages to the Company or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of (i) a breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of the Delaware General Corporation Law; and (iv) transactions from which the director derived an improper personal benefit. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would
otherwise be discretionary under Delaware law.   The Company has entered into
separate indemnification agreements with its directors and officers which may, in some cases, be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.
Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Item 7.  Exemption From Registration Claimed
------   -----------------------------------

     Inapplicable.

Item 8.  Exhibits
------   --------

     See Exhibit Index.

Item 9.  Undertakings
------   ------------

     (a)  Rule 415 Offering
          -----------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the
-----------------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filing incorporating subsequent Exchange Act documents by reference
         -------------------------------------------------------------------

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Request for acceleration of effective date or filing of registration
         --------------------------------------------------------------------
statement on Form S-8
---------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on October 16, 1997.

                                    Visigenic Software, Inc.


                                    By:  /s/ Kevin C. Eichler
                                        ----------------------------------------
                                             Kevin C. Eichler
                                             Vice President, Operations,
                                             Chief Financial Officer,
                                             Treasurer, and Secretary

                       SIGNATURES AND POWER OF ATTORNEY
                       --------------------------------

     The officers and directors of Visigenic Software, Inc. whose signatures appear below, hereby constitute and appoint Roger J. Sippl and Kevin C. Eichler, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 16, 1997.

Signature                          Title
---------                          -----

/s/ Roger J. Sippl                 Chairman of the Board, Chief Executive
------------------------------     Officer, and Director
Roger J. Sippl                     (Principal Executive Officer)


/s/ Kevin C. Eichler               Vice President, Operations, Chief Financial
------------------------------     Officer, Treasurer, and Secretary
Kevin C. Eichler                   (Principal Financial and Accounting Officer)

/s/ Howard H. Graham               Director
------------------------------
Howard H. Graham

/s/ J. Sidney Webb                 Director
------------------------------
J. Sidney Webb

/s/ Gill Cogan                     Director
------------------------------
Gill Cogan

/s/ Eric Young                     Director
------------------------------
Eric Young

/s/ Jens Christensen               Director
------------------------------
Jens Christensen

                                 EXHIBIT INDEX
                                 -------------

4.1 Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on August 12, 1996

4.2    Bylaws of the Company are incorporated by reference to
       Exhibit 3.2B to Amendment No. 2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 30, 1995 (No. 333-06285)

5      Opinion re legality

23.1   Consent of Counsel (included in Exhibit 5)

23.2   Consent of Arthur Andersen LLP

24 Power of Attorney (included in signature pages to this registration statement)

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